Exhibit 23.1

Information Analysis Incorporated	2008 Annual Report on Form 10-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-05136 and No. 333-138836) pertaining to the 1996 Stock Option Plan and the 2006 Stock Incentive Plan of Information Analysis Incorporated and in the related prospectuses of our report dated March 30, 2009 with respect to the 2008 and 2007 financial statements of Information Analysis Incorporated included in this Annual Report (Form 10-K).

/s/ Reznick Group, P.C.

Vienna, Virginia
March 31, 2009